Exhibit 24
POWER OF ATTORNEY
     KNOW ALL MEN BY THESE PRESENTS, that each of the undersigned officers and directors of Athersys, Inc., a Delaware corporation, hereby constitutes and appoints of Gil Van Bokkelen, William Lehmann, Jr., and Laura K. Campbell, and each of them, as his true and lawful attorney or attorneys-in-fact, with full power of substitution and revocation, for each of the undersigned and in the name, place, and stead of each of the undersigned, to sign on behalf of each of the undersigned an Annual Report on Form 10-K for the fiscal year ended December 31, 2007 pursuant to Section 13 of the Securities Exchange Act of 1934 and to sign any and all amendments to such Annual Report, and to file the same, with all exhibits thereto, and other documents in connection therewith including, without limitation, a Form 12b-25 with the Securities and Exchange Commission, granting to said attorney or attorneys-in-fact, and each of them, full power and authority to do so and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as the undersigned might or could do in person, hereby ratifying and confirming all that said attorney or attorneys-in-fact or any of them or their substitute or substitutes may lawfully do or cause to be done by virtue thereof.
     This power of attorney may be executed in multiple counterparts, each of which shall be deemed an original with respect to the person executing it.
     IN WITNESS WHEREOF, the undersigned have hereunto set their hands as of the 14th day of March 2008.

Signature	Title

/s Gil Van Bokkelen	Chief Executive Officer and Chairman of the Board of Directors
Gil Van Bokkelen

/s/ Laura K. Campbell	Vice President, Finance
Laura K. Campbell

/s/ John J. Harrington	Executive Vice President, Chief Scientific Officer and Director
John J. Harrington

/s/ William C. Mulligan	Director
William C. Mulligan

/s/ George M. Milne, Jr.	Director
George M. Milne, Jr.

/s/ Jordan S. Davis	Director
Jordan S. Davis

/s/ Floyd D. Loop	Director
Floyd D. Loop

/s/ Michael Sheffery	Director
Michael Sheffery

/s/ Lorin J. Randall	Director
Lorin J. Randall